Exhibit 99.1

         Kerr-McGee to Present at Merrill Lynch Global Energy Conference
         ---------------------------------------------------------------

     Oklahoma City, Nov. 3, 2003 - Dave Hager, senior vice president of Kerr-McGee Corp. (NYSE: KMG) responsible for exploration and production, will speak at the Merrill Lynch Global Energy Conference in New York City at 4 p.m. EST Wednesday, Nov. 5. The live audio webcast and slides used in the presentation will be available on Kerr-McGee's website at www.kerr-mcgee.com. The webcast replay will be archived for 14 days on Kerr-McGee's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.
                                      # # #

Media Contact:    Debbie Schramm
                  Direct: 405-270-2877
                  Pager: 888-734-8294
                  dschramm@kmg.com

Investor Contact: Rick Buterbaugh
                  405-270-3561